EXHIBIT 3.3

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:29 AM 07/12/2007
FILED 11:29 AM 07/12/2007
SRV 070806142 - 4387612 FILE

CERTIFICATE OF FORMATION
OF
QUEST ENERGY GP, LLC

The undersigned, desiring to form a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Delaware Code § 18-101 et. seq., does hereby certify as follows:

1.	The name of the limited liability company is “Quest Energy GP, LLC.”

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Quest Energy GP, LLC this 12th day of July   , 2007.

QUEST RESOURCE CORPORATION
Authorized Person

By:	/s/ Jerry D. Cash
Name: Jerry D. Cash
Title: Chief Executive Officer

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